Terry Amisano Ltd.                                              AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                       CHARTERED ACCOUNTANTS and
                                                   CERTIFIED PUBLIC ACCOUNTANT



                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 amendment No. 1 of our report dated January 19, 2004, relating to the financial statements of Sunergy, Inc., as of December 31, 2003 and the reference to our firm as experts in the Registration Statement.


Vancouver, Canada                                              "AMISANO HANSON"
June 29, 2004                                        CHARTERED  ACCOUNTANTS and
                                         CERTIFIED  PUBLIC  ACCOUNTANT (NEVADA)


750 WEST PENDER STREET, SUITE 604                TELEPHONE:  604-689-0188
VANCOUVER CANADA                                 FACSIMILE:  604-689-9773
V6C 2T7                                          E-MAIL: amishan@telus.net